UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2022

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9454 Wilshire Blvd., #300, Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 855-413-7030

Bio Lab Naturals Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2022, Limitless X Holdings, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment with the Secretary of State of the State of Delaware to change the Company’s name from Bio Lab Naturals, Inc. to Limitless X Holdings, Inc. on June 14, 2022 (the “Name Change”).

In connection with the Name Change, the Company submitted to the Financial Industry Regulatory Authority (“FINRA”) a request for approval of the Name Change and a change of its ticker symbol from “BLAB” to “VYBE” (the “Symbol Change”).

On August 24, 2022, the Company received approval from FINRA for the Name Change and Symbol Change. Accordingly, effective as of August 25, 2022, the Company’s name will be Limitless X Holdings, Inc. and its ticker symbol will be VYBE on the OTCQB marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Limitless X Holdings Inc.

Dated: August 29, 2022	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer

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